UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 24, 2019

UNION BRIDGE HOLDINGS LIMITED
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55731	32-0440076
(Commission File Number)	(IRS Employer Identification No.)

Suite 4801, 48/F, Central Plaza, 18

Harbour Road, Wan Chai, Hong Kong S.A.R.

(Address of principal executive offices and zip code)

Provide a copy of communications to:

Loeb & Loeb LLP

345 Park Ave

New York, New York 10154

Attn: Giovanni Caruso

(852) 2468 3103

(Registrant’s telephone number including area code)

NOT APPLICABLE

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2019 (the “Closing Date”), Union Bridge Holdings Limited (the "Registrant") entered into a Stock Purchase Agreement (the “Purchase Agreement”), with Joseph Ho and Shan Ho (“Target Shareholders”), who together own shares constituting 100% of the issued and outstanding ordinary shares (the “Target Shares”) of Conperin Group Inc., a British Virgin Islands company (the “Target”). Pursuant to the terms of the Purchase Agreement, the Target Shareholders transferred to us all of the Target Shares in exchange for the issuance of 187,546,887 shares (the “Shares”) of our common stock (the “Stock Purchase”). As a result of the Stock Purchase, we are now a holding company, is engaged in providing technology in digital media industry, including developing a branded social network and e-commerce app platform aiming to promote a high quality of life for families and seniors by using artificial intelligence, blockchain and cognitive e-commerce technology in China, Hong Kong and Asia Pacific.

A copy of the Purchase Agreement is incorporated herein by reference and are filed as Exhibits 2.1 to this Form 8-K. The description of the transactions contemplated by the Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, we consummated the transactions contemplated by the Purchase Agreement, pursuant to which we acquired all of the issued and outstanding shares of stock of Target in exchange for the issuance in the aggregate of 187,546,887 shares of our common stock to the Target Shareholders resulting in Target becoming our wholly-owned subsidiary. As a result, we are now a holding company, is engaged in providing technology in digital media industry, including developing a branded social network and e-commerce app platform aiming to promote a high quality of life for families and seniors by using artificial intelligence, blockchain and cognitive e-commerce technology in China, Hong Kong and Asia Pacific.

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Business

Business Overview

We are a technology company developing and operating CircleYY, a mobile-based social networking and premium e-commerce app and website platform that will also use impactful editorial content to promote a balanced quality of life for families and seniors aged 50 and above by understanding their behavior, tastes and needs.. The platform enables users around the world to share family stories, build meaningful interactions between 50+ users and their family members, discover and buy fashion, beauty and other daily accessories products. We connect people and facilitate human interactions based on cities, interests and a variety of activities including pictures and short videos.

The launch of CircleYY is planned to take place at the end of December 2019. Within the first quarter of 2020, we are planning to build a user base of 100,000, rising to 500,000 by the end of 2020.

Our CircleYY mobile application can be downloaded and used free of charge, and we will generate our revenues from the various services we offer on our platforms, dedicated to a 50+ client base and their families: (i) collaborations with brands and users on the creation of premium content (ii) the sale of advertising on our social media platform (iii) the sale of third-party branded items, mainly fashion, beauty, daily accessories and services on our e-commerce platform.

As a global platform, CircleYY will target a global audience with content designed for universal appeal amongst family members, notably 50+, along with a local focus for marketing campaigns. The initial opening market will be Hong Kong SAR, followed by similar markets in the Asia-Pacific area and subsequently Europe and North America.

Industry and Market Overview

The pace of population ageing around the world is growing faster than at any time in the past: the World Health Organisation states that between 2015 and 2050, the proportion of the world's population over 60 years will nearly double from 12% to 22%. A longer life brings with it opportunities, not only for older people and their families, but also for societies as a whole. Additional years provide the chance to pursue new activities such as further education, a new career or pursuing a long- neglected passion. Older people also contribute in many ways to their families and communities. Yet the extent of these opportunities and contributions depends heavily on two factors: their health and their quality of life.

Regarding the first market for development, Hong Kong SAR, according to the Hong Kong Census and Statistics Dept (report no.67, June 2019), between 2016 and 2018, smartphone use of the over 65 population increased by 35%. 95% of internet users aged over 65 used the internet for online social activities. Retired persons spend an average of 7.1 hours per week for online social activities and this number is increasing. There is still a strong margin of progression for e-commerce use: only 37% of the 45-54 population have bought online in the last 12 months, 18.4% of the 55-64 population and 2.8 of the over 65 population. This means there are already 325.100 online shoppers in the 50+ group: the total encatchment audience in Hong Kong SAR of adult users is around 1.2 million users.

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Corporate Structure

Our current corporate structure is set forth below:

Company Background and Timeline

Union Bridge Holdings Limited (the “Company” or “we”) was incorporated under the laws of the State of Nevada on May 6, 2014 under the name Costo, Inc. to engage in the business of distributing automobile parts and components necessary for the maintenance and repair of automobiles and specialty equipment, including construction and road machinery, principally in China, Europe and certain Commonwealth of Independent States countries (Kyrgyzstan, Kazakhstan, Armenia, Azerbaijan, Tajikistan and Uzbekistan). We changed our name to Union Bridge Holdings Limited on May 23, 2016 in connection with our expanded business plan under which we determined to expand operations into the health care industry. We never achieved any revenues from our automobile and specialty equipment business and during the fourth quarter of 2017 we determined to discontinue that area of business.

Our wholly owned subsidiary, Target was incorporated in British Virgin Islands in March 2019. The primary business of Target is providing technology in digital media industry, including developing a branded social network and e-commerce app and website platform aiming to promote a high quality of life for families and seniors by using artificial intelligence, blockchain and cognitive e-commerce technology in China, Hong Kong and Asia Pacific. In March 2019, Target began to develop CircleYY, a social networking and e-commerce platform. We expect to enter into contracts with our vendors, complete content building, finalize the Alpha version of the app on mobile and desktop basis during the last months of year 2019 and to launch officially the platform by the end of December 2019.

Restructuring

On the Closing Date, Union Bridge Holdings Limited (the "Registrant") entered into a Stock Purchase Agreement (the “Purchase Agreement”), with Target Shareholders, who together own shares constituting 100% of the issued and outstanding ordinary shares of Target, a British Virgin Island company. Pursuant to the terms of the Purchase Agreement, the Target Shareholders transferred to us all of the Target Shares in exchange for the issuance of 187,546,887 shares of our common stock. As a result of the Stock Purchase, we are now a holding company, is engaged in providing technology in digital media industry, including developing a branded social network and e-commerce app and website platform aiming to promote a high quality of life for families and seniors by using artificial intelligence, blockchain and cognitive e-commerce technology in China, Hong Kong and Asia Pacific.

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Our Competitive Strengths

We believe that we have the following key competitive strengths:

•	First-mover advantages and strong brand recognition. There are plenty of social networks and e-commerce platforms but we believe that CircleYY will be the first to combine these two components along with a consistent theme, that of building a family lifestyle with positive values and empowering the 50+ population. Combined with a brand that boldly showcases the company values, this delivers a clear first mover advantage that will quickly provide strong brand recognition amongst the target audience.

•	User-friendly website and app design. We have designed and developed our app and website with a sleek and user-friendly interface, which can support visitors and branded products for sale on our e-commerce platform. Simplicity and accessibility are extremely important factors given our target user audience, which includes people aged above 50+ who will appreciate ease of use..

•	A strong technology back office. Our technology team has built a back office that uses the latest advances to create a strong data analytics function comprising:

-	Artificial intelligence powered e-commerce and data analytics. This enables to track the popularity of editorial articles, e-commerce products, photos, videos, advertisements and have a deeper understanding of the preferences of our visitors, followers and online shoppers.

-	Blockchain technology is used for both payment security, transaction tracability and product authenticity.

-	Cognitive computing helps to improve the user experience, a very important factor when catering for 50+ users.

-	Organic data collection will help the system keep learning and improving in order to serve the users.

•	Appealing fun and interactive loyalty program. We believe that it is important to ensure that our users join the app but also return afterwards. To that effect, an entertaining loyalty system based on gamification processes and interaction between users has been put into place to reward and incentivize repeat users.

•	Experienced management team with a proven track record. We have a professional and experienced senior management team with a proven track record Shan Ho, our CEO and founder, has vast experience as a start-up entrepreneur. Anthony Leung, our Chief Technology Officer, has over twenty years experience in information technology research and development and management experience in publicly-listed companies, such as Payease Corp. Kevin Hin, our Chief Marketing Officer, has vast experience in sales and luxury brand development in Europe. Our Managing Partner, Jacob Chan, possesses over 20 years of general management of international branded restaurants in publicly-listed companies. Clara Chan, our Creative Director, possesses 20 years of experience in media, advertising and e-commerce industry in the luxury and beauty sectors in Hong Kong and mainland China. Our E-Commerce Director, Vincent Lau, has over 10 years experience in sales and marketing of ecommerce business in Hong Kong. By combining our management’s capability in implementing growth strategies and our in-depth knowledge in the digital media industry, our management team is confident that our company is poised to capture potential market opportunities in social networking and e-commerce segments.

Our Initial Target End Users and Acquisition

Our user target group is comprised of families and users aged 50 and above, both active and retired. We expect that these user groups will be a major target of our editorial content which will aim to create a new market standard in terms of a healthy, positive quality of life for 50+ users and stimulate them to stay active, whilst staying connected to current trends. Users will also be encouraged to post content on the social media feed and share their expertise in certain fields (business, crafts, cooking, hiking, travel experiences etc) in order to inspire others whilst becoming key opinion leaders (KOLs).

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Growth Strategy

Our objectives are to build and consolidate our position as one of the most innovative social networking and e-commerce platforms and to achieve rapid but sustainable growth. We intend to achieve these objectives by implementing the following strategies, although there is no guarantee that our growth plan will be successful:

Internationally expanding our e-commerce platform

We intend to expand our platform in order to facilitate penetration into different markets and build a global brand. To achieve this goal, we intend to further customize our digital media platform to cater for visitors from different parts of the world with different language preference. After launching with an initial marketing strategy based around Hong Kong SAR, we will expand to other Asian cities and countries before targeting other global destinations, notably Europe and North America.

Increasing CircleYY branded products

We intend to add new CircleYY branded products, notably in the technology and lifestyle fields, in order to create a strong brand image and provide accessible items that will be ideal gifts to 50+ users. .

Enhancing the fun and interactive loyalty program

We intend to add new features to our loyalty program in order to attract more users, notably via a gamification process.

Promoting our CircleYY Brand name to attract a wider customer base and increase consumer loyalty

Enhancing our brand name in the industry will allow us to solidify and broaden our customer base by growing market awareness of our products. Partnerships with well-known premium fashion and lifestyle brands for the e-commerce component will help position CircleYY as the ideal platform when it comes to purchasing gifts for and showing appreciation to 50+ users.

Collaborating with leading Non-Governmental Orgnizations to promote common values and corporate social responsibilities.

CircleYY promotes positive values such as an improved quality of life for 50+ people, bringing together families irrespective of generations and distance and generally positive change in the mindset of society. As such its values are aligned with several global non-governmental organisations and campaigns, such as the Junior Chamber International or the United Nations Sustainable Development Goals. CircleYY will also partner with like-minded corporations

Our CircleYY App Platform

The CircleYY platform includes the CircleYY mobile application and a variety of related properties, features, functionalities, tools and services that we provide to users, customers and platform partners. The CircleYY mobile application, which is available on Android and iOS platforms, enables users to share family stories, build meaningful interactions between seniors and their family members, discover and buy fashion, beauty and other daily lifestyle products and services. We connect people and facilitate interactions based on location, interests and a variety of activities including pictures and short videos. CircleYY offers a personal and lively way for users of all ages to get to know their family members better and enable 50+ users to meet like-minded people. It facilitates connecting, communicating, interacting, and content sharing with others. CircleYY features various social networking features, including uploading functions, pictures and short video services, hobby groups, a private family network and other live interactive experiences. CircleYY’s social features are increasingly integrated with video and audio functions to offer more fun and entertaining contents and to enhance and encourage social interactions between users.

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Key features and functionalities offered by the CircleYY platform include the following:

Follow functions

The Follow tab aggregates content that a user chooses to follow and video content our algorithm “thinks” the user might want to follow based on our data analytics. There are two subsections within the tab. The “Follow” section under the Follow tab contains a stream of feeds created by people followed by the user while the “Recommended” section features popular short video content that our recommendation engine, based on our data analytics, believes the user might like or suggests the user to follow. The algorithm of the recommendation engine computes and makes recommendations based on a variety of factors including users’ personal preferences as well as the overall popularity of a specific short video clip.

Family and group functions

Our application allows users to create and/or participate in family groups and social groups created across points of interest. Each group is given a shared CircleYY discussion page on which group members can discuss their common interests, post their photos, exchange messages and organize other online and offline events. Individuals can connect with each other regarding common interests.

User Profile Page

If a user is interested in finding out more about another user on our platform, he or she can review the User Profile page, which is a function that we offer to provide a quick snapshot of a user. Information featured on this page includes profile pictures, account status such as activeness, popularity, the user’s historical posts and videos shared as well as the broadcasters.

Our Website - CircleYY.com

We anticipate that in December 2019 our website CircleYY.com will commence publication of news and articles that update our followers and visitors about the latest lifestyle trends for 50+ users, notably with articles or videos about fashion, footwear, entertainment, music, lifestyle, technology and design. We expect to bring to our followers and visitors the latest trends in fashion, lifestyle, culture and music, that interest our senior users and their family member followers and visitors. Our content is updated on a continuous basis. It will also have similar family network, e-commerce and social network functions to the mobile app.

Our CircleYY Store

CircleYY caters to consumers' ever-growing demand for high-quality products and premium shopping experience. We have positioned CircleYY as a trusted platform for senior consumers and their family members. CircleYY is the partner of choice for brands. Brands and retailers operate their own flagship stores on the CircleYY platform with unique brand identities and look and feel, accompanied by full control over their own branding and merchandising. We seek to build our mind-share among consumers to position CircleYY as the premier shopping destination for premium items, highlighting value and convenience for senior people and their families. We have also strengthened consumer recognition of CircleYY's value proposition in consumer products through promotional events and strategic partnerships..

Our Digital Content

As an operator of social networking and e-commerce platforms, we view content management and monitoring as a critical part of our operations. We monitor and screen user information and user generated content against a spam list, which is a list of content and behaviors that we have determined are likely to be indicative of inappropriate or illegal content or illegal activities. Additionally, our users can also easily report fraud if they come across suspicious content, and each user complaint is processed by our content management and monitoring system.

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Our editorial teams follow the latest trends in fashion, lifestyle, culture and music and gather information from various sources. Our editors select and present news and events which appeal to millennials through our editorial experience and knowledge in the fashion and digital media industries. When appropriate, our editors also seek to verify information gathered by conducting independent research or interviews with third-parties. Through our rigorous curation and review process, our editors seek to report and produce digital content such as articles and videos that are most relevant and interesting to our audience. We utilise data analytics to track the popularity of articles such that our editorial teams are able to choose better content that is suitable for different user groups according to their preferences.

Our Services and Products

We currently generate revenues primarily from value-added service, mobile marketing services, and other services.

Value-added Service

Our value-added service primarily consists of subscription services that provide paying users with additional features and functions as well as privileges on CircleYY. We provide enhanced membership privileges to CircleYY users who subscribe to our membership package by paying membership fees.

Mobile Marketing Services

We seek to provide advertising and marketing solutions to enable our customers to promote their brands and conduct effective marketing activities. We provide our customers with analytical tools to enable them to track and improve the effectiveness of their marketing campaigns on our platform. Our advertising and marketing customers include brand marketers, local merchants, application developers and publishers as well as other small and medium-sized businesses and individuals. Our mobile marketing services currently include the following:

In-feed marketing solutions. We offer advertising units that appear as feeds on the CircleYY social platform features. We offer advertising units in various formats, including text-based content, pictures, video clips and function that enables direct application downloads. In addition, our advertising system also allows customers to target certain cohorts of users based on their geographic locations, gender, age, type of mobile operating systems and some other parameters. Our customers can use a combination of the various formats and targeting capabilities to create their marketing campaigns more effectively.

Display ads. We offer a variety of marketing products in display format, including full screen banner ads that appear before the application is loaded, banners on frequently visited pages and other sponsored images displayed elsewhere within our application. Unlike the in-feed ad units, the display ad units are not sold through the bidding system.

We also offer integrated marketing packages that include multiple advertising units such as feeds, banners, video ads and sponsorships in order to serve a broader sets of marketing objectives of our marketing customers.

Loyalty Program

We believe that tt is important to ensure that users join the app but also return afterwards. To that effect, an entertaining loyalty system based on gamification processes and interaction between users has been put into place to reward and incentivize repeat users.

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Key Opinion Leaders (KOLs) Services

CircleYY will encourage 50+ users to post videos and other forms of content to the social network in order to boost their lifestyle and share their expertise. To this effect, they will be empowered to become Key Opinion Leaders for the platform and share the values of CircleYY to other users in their age group.

Other Services

Our other services will include subscriptions to gifting programmes for other family members, business gift sales for companies who want to add a special touch for their regular customers and online to offline events that are produced with partner brands.

Sales and marketing

Digital Media Services

We have a sales and marketing team responsible for sales and marketing activities for the promotion of our digital media services.

Our brand and our digital media platforms act as a marketing tool for our company. We continuously post updates on fashion, lifestyle, culture and music on our digital media platforms. Many of our digital media customers learn about us through our digital media platforms.

Members of our sales and marketing team maintain regular contacts with our existing media customers to understand their marketing needs and keep them updated on our advertising products and services. For potential advertising customers, we inform them of our recent developments and achievements by distributing project portfolios and background materials. Our sales and marketing team also attends events organised by brands to broaden the team’s network and provide coverage of these events on our digital media platforms. We constantly look for and identify synergies among various digital publications, social media platforms and apps and devise impactful cross advertising opportunities.

E-commerce Business

Our e-commerce segment primarily engages in the operation of CircleYY store that primarily sells third-party branded clothing, shoes and daily accessories to our customers. We believe that a considerable portion of our e-commerce customers are also followers and visitors to our digital media platforms. The rest of our customers are obtained through our other marketing efforts which include search results returned from search engines and advertisements we place on other websites and on our digital media platforms.

Research and Development

Our research and development efforts focus on product development, architecture and technological infrastructures, as well as the security and integrity of our platform to protect our user data.

Our product development endeavors revolve around continuous innovations to help users discover and make new connections as well as building effective interactions. As our user base continues to expand and consumer behaviors constantly evolve, the social demands from the users become increasingly diversified. We make significant investments in technology to optimize our existing products and services and to develop new ones so that we can expand the social use offerings to satisfy the diversifying user demands.

In addition, we are also investing in building and maintaining the technological infrastructures to support the delivery and usage of our products and services in a fast and efficient manner within a safe and secured environment.

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Intellectual Property

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. We are in the process of registering 32 trademarks with the competent governmental authority in Hong Kong SAR. The source codes and the design architecture are wholly owned by CircleYY. We have also registered 10 domain names, including CircleYY.com.

Competition

As a mobile social networking and e-commerce platform, we are subject to intense competition from providers of similar services, as well as potential new types of online services.

Our competitors may have substantially more cash, traffic, technical, performer and other resources, as well as broader product or service offerings and can leverage their relationships based on other products or services to gain a larger share of marketing budgets from customers. We believe that our ability to compete effectively depends upon many factors, including composition and engagement of our user base, our ad targeting capabilities, market acceptance of our mobile marketing services, our marketing and selling efforts, and the strength and reputation of our brand. We also experience significant competition for highly skilled personnel, including management, engineers, designers and product managers. Our growth strategy depends in part on our ability to retain our existing personnel and add additional highly skilled employees.

Insurance

We do not maintain property insurance, business interruption insurance or general third-party liability insurance, nor do we maintain key-man life insurance.

Legal Proceedings

We are currently not a party to any legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us in all material aspects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

The following table summaries the location of real property we own or lease.

Item	Address	Leased/Owned

1	Suite 4801, 48/F, Central Plaza, 18	Leased
Harbour Road, Wan Chai, Hong Kong S.A.R.

Employees

As of September 2019, we have 7 full-time employees, 4 of which are in sales and marketing, 2 in management and 1 in technology and R & D

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

Generally we enter into a long term standard employment contract with our officers and managers and a long term standard employment contract with other employees. According to these contracts, all of our employees are prohibited from engaging in any activities that compete with our business during the period of their employment with us. Furthermore, the employment contracts with officers or managers include a covenant that prohibits officers or managers from engaging in any activities that compete with our business for two years after the period of their employment

Corporation Information

Our principal executive offices are located at Suite 4801, 48/F, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong S.A.R. Our telephone number at this address is (852) 2468 3103.

Government Regulation

We believe that at the current stage, the field of activity in which CircleYY operates is not subject to any industry-specific government regulations, however we observe strict compliance to all legal frameworks pertaining to our business and activity.

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Risk Factors

Risks Related to Our Business and Industry

We have a limited operating history in a dynamic market, which makes it difficult to evaluate our future prospects.

The market for social e-commerce platforms is relatively new, highly dynamic and may not develop as expected. Our users, customers and platform partners may not fully understand the value of our services, and potential new users, customers and platform partners may have difficulty distinguishing our services from those of our competitors. Convincing potential users, customers and platform partners of the value of our services is critical to the growth of our user base and the success of our business.

If we fail to educate potential users, customers and platform partners about the value of our services, if the market for our platform does not develop as we expect or if we fail to address the needs of this dynamic market, our business will be harmed. Failure to adequately address these or other risks and challenges could harm our business and cause our operating results to suffer.

If we fail to retain our existing users, further grow our user base, or if user engagement on our platform declines, our business and operating results may be materially and adversely affected.

The size of our user base and the level of our user engagement are critical to our success.

Growing our user base and increasing the overall level of user engagement on our social e-commerce platform are critical to our business. If our user growth rate slows down, our success will become increasingly dependent on our ability to retain existing users and enhance user engagement on our platform. If our CircleYY mobile application is no longer one of the social e-commerce tools that people frequently use, or if people do not perceive our services to be interesting or useful, we may not be able to attract users or increase the frequency or depth of their engagement. A number of factors could negatively affect user retention, growth and engagement, including if:

•	we are unable to attract new users to our platform or retain existing ones;

•	we fail to introduce new and improved services, or if we introduce services that are not favorably received by users;

•	we are unable to combat spam on or inappropriate or abusive use of our platform, which may lead to negative public perception of us and our brand;

•	technical or other problems prevent us from delivering our services in a rapid and reliable manner or otherwise adversely affect the user experience;

•	we suffer from negative publicity, fail to maintain our brand or if our reputation is damaged;

•	we fail to address user concerns related to privacy and communication, safety, security or other factors; and

•	there are adverse changes in our services that are mandated by, or that we elect to make to address, legislation, regulations or government policies.

If we are unable to grow our user base or enhance user engagement, our platform will become less attractive to our users, customers and platform partners, which would have a material and adverse impact on our business and operating results.

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Our business is dependent on the strength of our brand and market perception of our brand.

We market our product under the brand “CircleYY.” Our business and financial performance are highly dependent on the strength and the market perception of our brand and services. A well-recognized brand is critical to increasing our user base and, in turn, facilitating our efforts to monetize our services and enhancing our attractiveness to customers. From time to time, we conduct marketing activities across various media to enhance our brand and to guide public perception of our brand and services. In order to create and maintain brand awareness and brand loyalty, to influence public perception and to retain existing and attract new mobile users, customers and platform partners, we may need to substantially increase our marketing expenditures. We cannot assure you, however, that these activities will be successful or that we will be able to achieve the brand promotion effect we expect.

Negative publicity may harm our brand and reputation and have a material adverse effect on our business and operating results.

Negative publicity involving us, our users, our management, our social networking platform or our business model may materially and adversely harm our brand and our business. We cannot assure you that we will be able to defuse negative publicity about us, our management and/or our services to the satisfaction of our investors, users, customers and platform partners. Such negative publicity, especially when it is directly addressed against us, may also require us to engage in defensive media campaigns. This may cause us to increase our marketing expenses and divert our management’s attention and may adversely impact our business and results of operations.

Our brand image, business and operating results may be adversely impacted by user misconduct and misuse of our platform.

Our platform allows mobile users to freely contact and communicate with people nearby. Because we do not have full control over how and what users will use our platform to communicate, our platform may be misused by individuals or groups of individuals to engage in immoral, disrespectful, fraudulent or illegal activities. We have implemented control procedures to detect and block illegal or inappropriate content and illegal or fraudulent activities conducted through the misuse of our platform, but such procedures may not prevent all such content from being posted or activities from being carried out. Our business and the public perception of our brand may be materially and adversely affected by misuse of our platform. In addition, if any of our users suffers or alleges to have suffered physical, financial or emotional harm following contact initiated on our platform, we may face civil lawsuits or other liabilities initiated by the affected user, or governmental or regulatory actions against us. As a result, our business may suffer and our user base, revenues and profitability may be materially and adversely affected.

We may incur liability for counterfeit, unauthorized, illegal, or infringing products sold or misleading information available on our platform.

Our platform provides sale channels for reputable brands and online retailers. However, brands’ and online retailers’ measures of safeguarding against counterfeit, unauthorized, illegal, or infringing products sold through e-commerce platforms may not be adequate. Although we have indemnity clauses in most of our contracts with our brands and online retailers, sales could decline and our reputation may be adversely affected. We may be subject to sanctions under applicable laws and regulations if we are deemed to have participated or assisted in infringement activities associated with counterfeit goods, which may include injunctions to cease infringing activities, rectification, compensation, administrative penalties and even criminal liability, depending on the gravity of such misconduct. Furthermore, counterfeit products may be defective or inferior in quality as compared to authentic products and may pose safety risks to consumers. If consumers are injured by counterfeit, unauthorized, illegal, or infringing products sold on our sales and marketing platform, we may be subject to lawsuits, severe administrative penalties and criminal liability. We believe our reputation is extremely important to our success and our competitive position. The discovery of counterfeit, unauthorized, illegal, or infringing products sold on our sales and marketing platform may severally damage our reputation among brand partners, and they may refrain from using our services in the future, which would materially and adversely affect our operations and financial results.

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If we fail to keep up with technological developments and evolving user expectations, we may fail to maintain or attract users and customers or generate revenues, and our business and operating results may be materially and adversely affected.

We operate in a market characterized by rapidly changing technologies, evolving industry standards, new product and service announcements, new generations of product enhancements and changing user expectations. Accordingly, our performance and the ability to further monetize the services on our platform will depend on our ability to adapt to these rapidly changing technologies and industry standards, and our ability to continually innovate in response to both evolving demands of the marketplace and competitive services. There may be occasions when we may not be as responsive as our competitors in adapting our services to changing industry standards and the needs of our users. Historically, new features may be introduced by one player in the industry, and if they are perceived as attractive to users, they are often quickly copied and improved upon by others.

Introducing new technologies into our systems involves numerous technical challenges, substantial amounts of capital and personnel resources and often takes many months to complete. We intend to continue to devote resources to the development of additional technologies and services. We may not be able to effectively integrate new technologies on a timely basis or at all, which may decrease user satisfaction with our services. Such technologies, even if integrated, may not function as expected or may be unable to attract and retain a substantial number of mobile device users to use our CircleYY mobile application. Our failure to keep pace with rapid technological changes may cause us to fail to retain or attract users or generate revenues, and could have a material and adverse effect on our business and operating results.

Privacy concerns relating to our services and the use of user information could negatively impact our user base or user engagement, or subject us to governmental regulation and other legal obligations, which could have a material and adverse effect on our business and operating results.

We collect user profile, user location and other personal data from our users in order to better understand our users and their needs and to support our social interest graph engine and our big data analytical capabilities for more targeted services such as interest- or location- based user groups and mobile marketing services. Concerns about the collection, use, disclosure or security of personal information or chat history or other privacy-related matters, even if unfounded, could damage our reputation, cause us to lose users and customers and subject us to regulatory investigations, all of which may adversely affect our business. While we strive to comply with applicable data protection laws and regulations, as well as our privacy policies pursuant to our terms of use and other obligations we may have with respect to privacy and data protection, any failure or perceived failure to comply with these laws, regulations or policies may result, and in some cases have resulted, in inquiries and other proceedings or actions against us by government agencies or others, as well as negative publicity and damage to our reputation and brand, each of which could cause us to lose users and customers and have an adverse effect on our business and operating results.

Any systems failure or compromise of our security that results in the unauthorized access to or release of the data or chat history of our users, customers or platform partners data or chat history could significantly limit the adoption of our services, as well as harm our reputation and brand. We expect to continue expending significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the number of services we offer and increase the size of our user base.

Our practices may become inconsistent with new laws or regulations concerning data protection, or the interpretation and application of existing consumer and data protection laws or regulations, which is often uncertain and in flux. If so, in addition to the possibility of fines, this could result in an order requiring that we change our practices, which could have an adverse effect on our business and operating results. Complying with new laws and regulations could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business.

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The continuing and collaborative efforts of our senior management and key employees are crucial to our success, and our business may be harmed if we were to lose their services.

We depend on the continued contributions of our senior management, especially the executive officers listed in “Management” section of this report, and other key employees, many of whom are difficult to replace. The loss of the services of any of our executive officers or other key employees could materially harm our business. Competition for qualified talent in the market is intense. Our future success is dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including stock-based compensation.

We may not be able to adequately protect our intellectual property, which could cause us to be less competitive and third-party infringements of our intellectual property rights may adversely affect our business.

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will prevent misappropriation of our intellectual property. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources.

We may be subject to intellectual property infringement claims or other allegations by third parties for information or content displayed on, retrieved from or linked to our platform, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

We may in the future be subject to intellectual property infringement claims or other allegations by third parties for services we provide or for information or content displayed on, retrieved from or linked to our platform, or distributed to our users, which may materially and adversely affect our business, financial condition and prospects.

Companies in the internet, technology and media industries are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of other parties’ rights. The validity, enforceability and scope of protection of intellectual property rights in internet-related industries, are uncertain and still evolving. We face, from time to time, and expect to face in the future, allegations that we have infringed the trademarks, copyrights and other intellectual property rights of third parties, including our competitors, or allegations that we are involved in unfair trade practices. We allow users to upload text, graphics, audio, video and other content to our platform and download, share, link to and otherwise access games and other content on our platform. We have procedures designed to reduce the likelihood that content might be used without proper licenses or third-party consents. However, these procedures may not be effective in preventing the unauthorized posting of copyrighted content. Therefore, we may face liability for copyright or trademark infringement, defamation, unfair competition, libel, negligence, and other claims based on the nature and content of the materials that are delivered, shared or otherwise accessed through our platform.

Defending intellectual property litigation is costly and can impose a significant burden on our management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. Such claims, even if they do not result in liability, may harm our reputation. Any resulting liability or expenses, or changes required to our platform to reduce the risk of future liability, may have a material adverse effect on our business, financial condition and prospects.

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User growth and engagement depend upon effective interoperation with mobile operating systems, networks, mobile devices and standards that we do not control.

We make our services available across a variety of mobile operating systems and devices. We are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android, iOS and Windows. Any changes in such mobile operating systems or devices that degrade the functionality of our services or give preferential treatment to competitive services could adversely affect usage of our services. Further, if the number of platforms for which we develop our services increases, which is typically seen in a dynamic and fragmented mobile services market, it will result in an increase in our costs and expenses. In order to deliver high quality services, it is important that our services work well across a range of mobile operating systems, networks, mobile devices and standards that we do not control. We may not be successful in developing relationships with key participants in the mobile industry or in developing services that operate effectively with these operating systems, networks, devices and standards. In the event that it is difficult for our users to access and use our services, particularly on their mobile devices, our user growth and user engagement could be harmed, and our business and operating results could be adversely affected.

Our operations depend on the performance of the internet infrastructure and fixed telecommunications networks.

We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our platform. We cannot assure you that the internet infrastructure and the fixed telecommunications networks will be able to support the demands associated with the continued growth in internet usage. If we cannot increase our capacity to deliver our online services, we may not be able to the increases in traffic we anticipate from our expanding user base, and the adoption of our services may be hindered, which could adversely impact our business.

In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our results of operations may be materially and adversely affected. Furthermore, if internet access fees or other charges to internet users increase, some users may be prevented from accessing the mobile internet and thus cause the growth of mobile internet users to decelerate. Such deceleration may adversely affect our ability to continue to expand our user base.

Our business and operating results may be harmed by service disruptions, or by our failure to timely and effectively scale and adapt our existing technology and infrastructure.

People use our platform for socializing and information. We may experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, hardware failure, capacity constraints due to an overwhelming number of people accessing our mobile services simultaneously, computer viruses and denial of service, fraud and security attacks. Any disruption or failure in our infrastructure could hinder our ability to handle existing or increased traffic on our platform or cause us to lose content stored on our platform, which could significantly harm our business and our ability to retain existing users and attract new users.

As the number of our users increases and our users generate more content on our platform, we may be required to expand and adapt our technology and infrastructure to continue to reliably store and analyze this content. It may become increasingly difficult to maintain and improve the performance of our services, especially during peak usage times, as our services become more complex and our user traffic increases. If our users are unable to access CircleYY platform in a timely fashion, or at all, our user experience may be compromised and the users may seek other mobile social networking tools to meet their needs, and may not return to CircleYY or use CircleYY as often in the future, or at all. This would negatively impact our ability to attract users and maintain the level of user engagement.

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Future strategic alliances may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counterparty and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have little ability to control or monitor their actions and to the extent strategic third parties suffer negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties.

We face risks related to health epidemics and natural disasters.

Our business could be adversely affected by the effects of epidemics. In recent years, there have been breakouts of epidemics globally. Our business operations could be disrupted if one of our employees is suspected of having H1N1 flu, avian flu or another epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that the outbreak harms the global economy in general and the mobile internet industry in particular.

We are also vulnerable to natural disasters and other calamities. Although we have servers that are hosted in an offsite location, our backup system does not capture data on a real-time basis and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services on our platform.

Risks Associated With Doing Business In Hong Kong

Political consideration of Hong Kong

As Hong Kong is a special administrative region of the PRC, the PRC may, by its political and economic policies, exert influence on the foregoing aspects of Hong Kong. The PRC economy features a high degree of government involvement. In recent years, the PRC Government has implemented various measures to guide the allocation of resources so as to narrow the gaps between economic developments in different regions in the country. We cannot foresee or give any assurance that the PRC Government will not in the near future adopt policies that will adversely affect the political, legal and economic conditions of Hong Kong which may in turn materially affect our business.

Costs of conducting business in Hong Kong

The costs of doing business in Hong Kong is high as compared to its surrounding regions. We rent our office space in Hong Kong. The majority of our workforce is also based in Hong Kong. In view of the high rental price and high labour cost in Hong Kong, our company needs to exercise careful control over our expenditures in these areas. Should we fail to control our costs, the financial performance of our Company may be adversely affected.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

OPERATING AND FINANCIAL REVIEW AND PROSPECTS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this report. Our consolidated financial statements have been prepared in accordance with U.S. GAAP. In addition, our consolidated financial statements and the financial data included in this annual report reflect our reorganization and have been prepared as if our current corporate structure had been in place throughout the relevant periods. The following discussion and analysis contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see “Risk Factors”.

Overview

We are a technology company developing and operating CircleYY, a mobile-based social networking and premium e-commerce app platformand website platform that will also use impactful editorial content to promote a balanced quality of life for families and seniors aged 50 and above by understanding their behavior, tastes and needs.. Targeting 65 year + old senior and their families users, the platform enables users share family stories, build meaningful interactions between seniors and their family members, discover and buy fashion, beauty and other daily accessories products. We connect people and facilitate interactions based on location, interests and a variety of activities including picture s and short videos.

The platform enables users around the world to share family stories, build meaningful interactions between 50+ users and their family members, discover and buy fashion, beauty and other daily accessories products. We connect people and facilitate human interactions based on cities, interests and a variety of activities including pictures and short videos.

The launch of CircleYY is planned to take place at the end of December 2019. Within the first quarter of 2020, we are planning to build a user base of 100,000, rising to 500,000 by the end of 2020.

Our CircleYY mobile application can be downloaded and used free of charge, and we will generate our revenues from the various services we offer on our platforms, dedicated to a 50+ client base and their families: (i) collaborations with brands and users on the creation of premium content (ii) the sale of advertising on our social media platform (iii) the sale of third-party branded items, mainly fashion, beauty, daily accessories and services on our e-commerce platform.

As a global platform, CircleYY will target a global audience with content designed for universal appeal amongst family members, notably 50+, along with a local focus for marketing campaigns. The initial opening market will be Hong Kong SAR, followed by similar markets in the Asia-Pacific area and subsequently Europe and North America.

Revenues

Since inception in March 2019, we have generate zero revenues.

Factors that Affect Our Revenue:

•	Macro-economy environment. The overall macro-economic environment has a large impact on our revenue. When the macro-economy is strong, consumers are typically more willing to spend more on our products.

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Basis of Consolidation

These financial statements include the accounts of the Company and its wholly-owned subsidiaries Circle BVI and Circle HK. All intercompany sales, purchases, balances, investments, and capital have been eliminated.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company derives its revenues from the selling of goods through its e-commerce platform. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to performance obligations in the contract; and

•	recognize revenue as the performance obligation is satisfied.

Operating Results

Results of Operations

The following table sets forth a summary, for the periods indicated, of our consolidated results of operations. Our historical results presented below are not necessarily indicative of the results that may be expected for any future period.

From Inception
(March 12, 2019) to
June 30,
2019

REVENUE	$-

OPERATING EXPENSES
Stock based compensation	2,494,911
General and administrative	157,295
Total Operating Expenses	2,652,206

LOSS FROM OPERATIONS	(2,652,206)

Provision for income taxes	-
NET LOSS	$(2,652,206)

Basic and Diluted Loss per Common Share	$(1.06)
Basic and Diluted Weighted Average Common Shares Outstanding	2,500,000

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Period from inception (Mar 12, 2019) to June 30, 2019

We have incurred general and administrative expenses of $2,652,206 for the period. There is no prior period for comparison. The amount mainly consists of stock based compensation paid to founders for their consultancy services.

Liquidity and Capital Resources

Working Capital

June 30,
2019
Current assets	$-
Current liabilities	$152,206
Working capital deficiency	$(152,206)

As at June 30, 2019, current liabilities consisted of accrued and other payables of $27,899 and $124,307 owed to related parties.

Cash Flows

For the period from inception (March 12, 2019) to June 30, 2019
Net cash used in operating activities	$(5,089)
Net cash provided by financing activities	$5,089
Net change in cash and cash equivalents	$-

Cash Flow from Operating Activities

Cash flows used in operations is $5,089 during the period ended June 30, 2019, mainly due to net loss, partially off set by expenses paid by related parties.

Cash Flow from Financing Activities

Cash flows provided by financing activities is $5,089 during the period ended June 30, 2019, mainly due to issue of common shares.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through further issuances of our securities and loans from our related companies, officers and principal shareholders, including Joseph Ho. Our working capital requirements are expected to increase in line with the growth of our business.

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Existing working capital, further advances and debt instruments, and anticipated cash flow are not expected to be adequate to fund our operations and potential acquisitions over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) the acquisition of businesses in the health-related industry; (ii) acquisition of inventory; (iii) developmental expenses associated with a start-up business; and (iv) marketing expenses. We intend to finance these expenses with further issuances of equity securities and debt instruments. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

As of June 30, 2019, we had no material commitments.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations in the immediate future. Management will continue to monitor inflation and evaluate the possible future effects of inflation on our business and operations.

Off-Balance Sheet Arrangements

As of the date of this Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the Company has incurred a net loss of $2,652,206 for the period ended June 30, 2019. As of June 30, 2019, the Company had an accumulated deficit of $2,652,206, working capital deficit of $152,206, and stockholders’ deficit of $152,206.

These factors raise substantial doubt on the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan for the Company’s continued existence is dependent upon Management's ability to identify investment opportunities, develop those opportunities to generate profit; additionally, Management will need to continue to rely on certain related parties to provide funding for investment, working capital, and general corporate purposes, and management expertise to the Company at less than prevailing market rates. If Management is unable to execute its plan, the Company may become insolvent.

Critical Accounting Policies

We have identified the following policies below as critical to our business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment. Specific risks associated with these critical accounting policies are described in the following paragraphs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

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Recently Adopted Accounting Standards

In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (“ASC 842”). The guidance requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Lessor accounting is similar to the current model, but updated to align with certain changes to the lessee model and the new revenue recognition standard. Existing sale-leaseback guidance, including guidance for real estate, is replaced with a new model applicable to both lessees and lessors. ASC 842 is effective for fiscal years beginning after December 15, 2018. The adoption of ASC 842, did not have a material effect on the Company’s consolidated financial statements.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

Description of Securities

Common Stock

We have 1,000,000,000 authorized shares of common stock, $.001 par value per share, of which 53,600,000 shares of common stock are issued and outstanding. Each holder of shares of common stock is entitled to one vote per share at stockholders’ meetings. Our Articles of Incorporation do not provide for cumulative voting for the election of directors. Holders of shares of common stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the stockholders. Upon any liquidation, dissolution or winding-up, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of shares of common stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of common stock are paid for, fully paid and non-assessable.

Market Price of and Dividends on Common Equity and Other Shareholder Matters.

There is no change in the market for our securities as a result of the Share Exchange. Our common stock, par value $0.001, is listed for quotation in the OTCBB under the symbol “UGHL.OB”. There is no active trading market in our securities.

As of September 19, 2019, there were 191 holders of record of our Common Stock.

We have never paid any dividends and we plan to retain earnings, if any, for use in the development of the business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Legal Proceedings

In the normal course of business, we are subject to claims and litigation. We are not a party to any material legal proceedings nor are we aware of any circumstance that may reasonably lead a third party to initiate legal proceedings against us.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our Articles of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Nevada law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law.

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Our Articles of Incorporation and ByLaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Nevada law. Our bylaws also provide that we may advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Nevada law.

We believe that these provisions in our Articles of Incorporation and ByLaws are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our Articles of Incorporation and ByLaws is qualified in its entirety by reference to these documents, each of which is included as an exhibit to this Report.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Closing Date (after giving effect to the Stock Purchase) by (i) each person (or group of affiliated persons) who is known by us to own more than five percent of the outstanding shares of our common stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of the Closing Date, we had 241,146,887 shares of common stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Suite 4801, 48/F, Central Plaza, 18 Harbour Road, Wan Chai, Hong Kong S.A.R.

All share ownership figures include shares of our common stock issuable upon securities convertible or exchangeable into shares of our common stock within sixty (60) days of the Closing Date, which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner Officers and Directors	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Joseph Ho, Chief Executive Officer and Director	148,038,338	(2)	61.39%
Kenny Chow, Chief Financial Officer	0		0%
Shan Ho	60,508,941		25.09%

Total Held by Officers and Directors as a Group (3 persons):	208,547,279		86.48%

Five Percent Shareholders
Mary Ho(3)	16,755,517		6.95%

__________

(1)

Based on 241,146,887 shares of common stock outstanding on the Closing Date. Includes, where applicable, shares of common stock issuable upon the exercise of warrants and conversion of debt held by such person that may be exercised within 60 days after the Closing Date. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially, warrants and convertible debt owned by them.

(2)	Consists of 16,755,517 shares owned by Mary Ho, Joseph Ho’s wife.

(3)	Address is: 3400 Bayview Avenue, Toronto, Ontario, M2M 3S3, Canada

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Directors, Executive Officers, and Corporate Governance

Set forth below are the names and ages of our current directors and executive officers and their principal occupations at present and for at least the past five years.

Name	Age	Positions and Offices to be Held	Date Appointed Director
Joseph Ho	61	Chief Executive Officer and Director	July 3, 2017
Kenny Chow	50	Chief Financial Officer	N/A
Shan Ho	32	Director	February 7, 2018

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board. All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. Our Board of Directors appoints officers annually and each Executive Officer serves at the discretion of our Board of Directors.

The following is a brief description of the background on our officers and directors.

Joseph Ho has been the Chief Executive Officer and a Director of the Company since July 3, 2017. Mr. Ho also served as our Chief Financial Officer from July 3, 2017 until February 7, 2018. Mr. Ho has been the Chairman and owner of Union Glory Gold Limited, a company incorporated in Ontario, Canada involved in mining exploration/development and finance, since January 2012. He has operated the Tudor Gold Property located in the Tudor Township of Ontario, Canada since 2007, including the Addington Gold Property and the Schefferville Iron Ore Project, which are located in Quebec, Canada. Both the Tudor and Addington Gold Properties have been extensively drilled and ore samples assayed. Mr. Ho graduated from Jinan University (Guangzhou) in 1981 with a Bachelor Degree in Economics. Mr. Ho is the father of Shan Ho, the a director of the Company’s, and the spouse of of Mary Ho, a beneficial owner of more than 10% of the Company’s outstanding common stock, and is the father of Moana Ho, the Company’s former director, and of Lily Ho, who owns over 5% of the Company’s outstanding common stock. We believe that Mr. Ho is qualified to serve on our Board of Directors based upon his business and management experience.

Shan Ho has served as a director of the Company since February 7, 2018. From 2013 to 2017 Mr. Ho served as a director and chief executive officer at 2377547 Ontario Inc., operating as Roll Play Café, a company based in Canada. Mr. Ho is a beneficial owner of more than 10% of the Company’s outstanding common stock. Mr. Ho is the son of Joseph Ho, the Company’s Chief Executive Officer and director, and of Mary Ho, a beneficial owner of more than 10% of the Company’s outstanding common stock, and is the brother of Moana Ho, the Company’s former director, and of Lily Ho, who owns over 5% of the Company’s outstanding common stock. We believe that Mr. Ho is qualified to serve on our Board of Directors based upon his business and management experience.

Kenny Chow has served as our Chief Financial Officer since January 2019. Mr. Chow has over 25 years of experience in finance and accounting. Mr. Chow has been a financial consultant to a group of companies involved in mining exploration and investments, since February 2016. Prior thereto, from January 2014 to January 2016, Mr. Chow worked as a financial consultant for companies in various industries, including beverages and mineral exploration.

Except as set forth above, there are no family relationships between any of the executive officers and directors.

Corporate Governance

Our board of directors has not established any committees, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our board. Because we do not have any independent directors, our board believes that the establishment of committees of our board would not provide any benefits to our company and could be considered more form than substance.

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We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our officers and directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our officers and directors have not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors.

Given our relative size and lack of directors’ and officers’ insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our board will participate in the consideration of director nominees.

As with most small, early stage companies until such time as we further develop our business, achieve a stronger revenue base and have sufficient working capital to purchase directors’ and officers’ insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board.

Code of Ethics

We expect that we will adopt a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Once adopted, we will make the code of business conduct and ethics available on our website at www.ughl-us.com. We intend to post any amendments to the code, or any waivers of its requirements, on our website.

Role of Board in Risk Oversight Process

Management is responsible for the day-to-day management of risk and for identifying our risk exposures and communicating such exposures to our board. Our board is responsible for designing, implementing and overseeing our risk management processes. The board does not have a standing risk management committee, but administers this function directly through the board as a whole. The whole board considers strategic risks and opportunities and receives reports from its officers regarding risk oversight in their areas of responsibility as necessary. We believe our board’s leadership structure facilitates the division of risk management oversight responsibilities and enhances the board’s efficiency in fulfilling its oversight function with respect to different areas of our business risks and our risk mitigation practices.

Communications with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company by sending communications to the attention of the Chief Executive Officer at Rm. 1205, 12/F, Harcourt House, 39 Gloucester Road, Wanchai, Hong Kong. If stockholders feel that their questions have not been sufficiently addressed through communications with the Chief Executive Officer, they may communicate with the Board of Directors by sending their communications to the Board of Directors, c/o the Chief Executive Officer at the same address.

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Director Compensation

Historically, our non-employee directors have not received compensation for their service outside the compensation set forth in the Summary Compensation Table below, but we may compensate our directors for their service in the future. We reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

Procedures for Nominating Directors

There have been no material changes to the procedures by which security holders may recommend nominees to the Board during the quarter ended December 31, 2018.

The full board of directors discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. This enables the board of directors to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during the fiscal year ended December 31, 2018.

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Executive Compensation

The following table sets forth information concerning the total compensation paid or accrued by us during the two fiscal years ended December 31, 2018 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2018 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2018 that received annual compensation during the fiscal year ended December 31, 2018 in excess of $100,000. None of our executive officers received annual compensation during the fiscal year ended December 31, 2018 in excess of $100,000.

Summary Compensation TableName & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Ho (1),	2018	0	0	0	0	0	0	0	0
CEO	2017	0	0	0	0	0	0	0	0

____________

(1)	Joseph Ho has served as our Chief Executive Officer from July 3, 2017 through the present.

We do not currently pay any compensation to our executive officers.

Employment Agreements with Executive Officers

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officers and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Outstanding Equity Awards At December 31, 2018

At this time, we do not have any outstanding equity awards and do not have any equity incentive, option or similar plans.

Policy Regarding Transactions with Related Persons

We do not have a formal, written policy for the review, approval or ratification of transactions between us and any director or executive officer, nominee for director, 5% stockholder or member of the immediate family of any such person that are required to be disclosed under Item 404(a) of Regulation S-K. However, our policy is that any activities, investments or associations of a director or officer that create, or would appear to create, a conflict between the personal interests of such person and our interests must be assessed by our Chief Executive Officer and must be at arms’ length.

Certain Relationships and Related Transactions, Director Independence

SEC rules require us to disclose any transaction or currently proposed transaction in which we were a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our Common Stock, or an immediate family member of any of those persons.

For the year ended December 31, 2018, Joseph Ho (“Mr. Ho”), the Company’s director and Union Glory Gold Holdings Limited, a Company controlled by Mr. Ho advanced a total of $266,244 and paid expenses on behalf of the Company totaling $38,707.

As of December 31, 2018 and December 31, 2017, the balances owed to related parties totaled $513,261and $208,310, respectively.

The Company’s principal executive offices are located in Hong Kong. The office premises were provided by Company’s controlled by Mr. Ho at no charge to the Company

On March 31, 2018, our chief executive officer, Joseph Ho, agreed to loan up to $1 million to the Company for investment and working capital purposes upon management's request. Any such loans would be interest free, have no fixed repayment terms and would be repayable upon demand.

The Company is subject to the risk that if the related parties do not continue to provide services and advances to fund the company’s operations or expansion, or if those related parties demand immediate repayment, the Company may become insolvent.

Our MOUs with Japan Genki Group and Beijing Yi Yue Chong-En Elderly Care Investment Management Limited were executed on our behalf by Union Glory Group, an entity controlled by our Chief Executive Officer.

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Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Stock Purchase we issued an aggregate of 187,546,887 shares of our common stock to the Target Shareholders. We received in exchange from the Shareholders 2,500,000 ordinary shares of Target, representing 100% of the issued and outstanding shares of Target, which exchange resulted in Target becoming our wholly-owned subsidiary. We relied on the status of the Target Shareholders as non-US persons, in claiming an exemption from registration of the shares under Regulation S promulgated under the Securities Act.

Item 5.06 Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on the Closing Date, we entered into the Purchase Agreement and consummated the Stock Purchase, pursuant to which we acquired all of the issued and outstanding ordinary shares of Target in exchange for the issuance of the Shares to the shareholders of Target.

As a result of the Stock Purchase, Target became our wholly-owned operating subsidiary and, upon the issuance of the Shares, the former shareholders of Target owned in the aggregate, approximately 86.48% of all of our issued and outstanding stock. We currently have a total of 241,146,887 issued and outstanding shares of Common Stock.

As the result of the consummation of the Stock Purchase, we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are filed herewith.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is filed herewith.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement by and among the Company, Joseph Ho and Shan Ho dated September 24, 2019.
99.1	Financial Statements of Conperin Group, Inc.
99.3	Pro Forma Financial Information

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bridge Holdings Limited

By:	/s/ Joseph Ho
Name:	Joseph Ho
Title:	Chief Executive Officer
Dated:	September 25, 2019

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Exhibit No.	Description

2.1	Stock Purchase Agreement entered into by and among the Company, Joseph Ho and Shan Ho dated September 24, 2019.
99.1	Financial Statements of Conperin Group, Inc.
99.3	Pro Forma Financial Information

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